(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	October 18, 2017
(630) 906-5484

Old Second Reports Third Quarter 2017 Net Income of $8.1 million

AURORA, IL, October 18, 2017 – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the third quarter of 2017.  The Company’s net income was $8.1 million, or $0.27 per diluted share, for the third quarter of 2017, as compared to $5.1 million, or $0.17 per diluted share, for the second quarter of 2017, and $3.5 million, or $0.12 per diluted share, for the third quarter of 2016.

Operating Results

•

Third quarter 2017 net income was $8.1 million, reflecting an increase of $2.9 million, or 57.0%, from the second quarter of 2017, and an increase of $4.6 million, or 130.8%, from the third quarter of 2016.  A nonrecurring income tax benefit of $1.6 million was recorded in the third quarter of 2017, stemming from the State of Illinois tax rate increase effective July 1, 2017, which increased the Company’s deferred tax asset.  Excluding this nonrecurring item, third quarter earnings were $6.5 million, or $0.22 per share on a fully diluted basis.

•

Net interest and dividend income was $19.3 million for the third quarter of 2017, reflecting an increase of $622,000, or 3.3%, from the $18.7 million recorded in the second quarter of 2017, and an increase of $3.9 million, or 25.6%, over the third quarter of 2016.  Net interest income continued to be favorably impacted in the third quarter of 2017 due to the Company’s fourth quarter 2016 acquisition of $221.0 million of loans from the purchase of the Chicago branch of Talmer Bank and Trust.  Purchase accounting accretion income realized in the third quarter of 2017 totaled $265,000, as compared to $495,000 in the second quarter of 2017 and $0 in the third quarter of 2016.

•

A provision for loan losses expense of $300,000 and $750,000 was recorded in the third quarter of 2017 and the second quarter 2017, respectively.  No provision for loan losses was recorded in the third quarter of 2016.

•

Noninterest income was $7.8 million for the third quarter of 2017, which reflects growth of $526,000, or 7.2%, as compared to the second quarter of 2017, and an increase of $1.2 million, or 18.9%, over the third quarter of 2016.  Growth was primarily driven by commercial swap fee income and decreases in security losses.

•

Noninterest expense of $16.9 million in the third quarter of 2017 reflected a decrease of $1.1 million, or 5.9%, as compared to the second quarter of 2017, but an increase of $336,000, or 2.0%, from the third quarter of 2016.  The variance in the current year linked quarter expense reflects certain one-time costs incurred in the second quarter of 2017, and the year over year variance is primarily due to an increased employee headcount associated with the Talmer branch acquisition in the fourth quarter of 2016.

•	On October 17, 2017, the Company’s Board of Directors declared a cash dividend of $0.01 per share payable on November 6, 2017, to stockholders of record as of October 27, 2017.

Capital Ratios

	September 30,	June 30,	September 30,
	2017	2017	2016
The Bank's common equity tier 1 capital ratio	12.67%	12.46%	15.22%
The Company's common equity tier 1 capital ratio	8.88%	8.55%	10.68%
The Bank's total capital ratio	13.52%	13.30%	16.24%
The Company's total capital ratio	12.46%	12.14%	15.42%
The Company's tier 1 leverage ratio	9.69%	9.09%	9.32%

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans ended at $16.3 million at September 30, 2017, compared to $15.6 million at June 30, 2017, and $17.4 million at September 30, 2016.  Credit metrics continue to be relatively stable regarding nonperforming loan levels, and management is carefully monitoring loans considered to be in a classified status.  Nonperforming loans as a percent of total loans remained the same at 1.0% for September 30, 2017, and June 30, 2017, and was 1.4% as of September 30, 2016.

•

OREO assets totaled $9.0 million as of September 30, 2017, which is a $2.7 million reduction compared to $11.7 million at June 30, 2017.  Valuation writedowns continued in the third quarter of 2017 with a quarterly expense of $920,000 compared to $392,000 in the second quarter of 2017 and $365,000 in the third quarter of 2016.  Nonperforming assets as a percent of total loans plus OREO decreased to 1.6% as of September 30, 2017, as compared to 1.8% as of June 30, 2017 and 2.6% as of September 30, 2016.

•

Total loans at September 30, 2017, were $1.59 billion, reflecting an increase of $54.5 million when compared to June 30, 2017.  Average loans (including loans held-for-sale) for the third quarter of 2017 were $1.55 billion, reflecting an increase of $44.3 million from quarterly average loans for the second quarter of 2017 and an increase of $361.9 million when compared to the third quarter of 2016.

•

As of September 30, 2017, available-for-sale securities at fair value totaled $533.5 million, as compared to $568.2 million at June 30, 2017, and $531.1 million at September 30, 2016.  The decline in securities from second quarter of 2017 was used to fund organic loan growth.  Net gains of $102,000 pretax on the sale of securities were realized for the third quarter of 2017, as compared to losses of $131,000 in the second quarter of 2017 and $2.0 million in the third quarter of 2016.

Net Interest Income

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(Dollars in thousands - unaudited)

	Quarters Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$11,685	$37	1.24	$11,938	$31	1.03	$50,054	$64	0.50
Securities:
Taxable	327,892	2,424	2.96	361,504	2,607	2.88	624,844	3,954	2.53
Non-taxable (TE)	220,540	2,504	4.54	225,182	2,536	4.50	35,046	277	3.16
Total securities	548,432	4,928	3.59	586,686	5,143	3.51	659,890	4,231	2.56
Dividends from FHLBC and FRBC	8,339	94	4.51	7,699	92	4.78	7,918	83	4.19
Loans and loans held-for-sale[1]	1,553,473	18,265	4.60	1,509,188	17,445	4.57	1,191,574	13,567	4.46
Total interest earning assets	2,121,929	23,324	4.32	2,115,511	22,711	4.26	1,909,436	17,945	3.70
Cash and due from banks	31,028	-	-	39,425	-	-	41,344	-	-
Allowance for loan losses	(16,478)	-	-	(15,779)	-	-	(15,767)	-	-
Other noninterest bearing assets	185,906	-	-	189,928	-	-	190,213	-	-
Total assets	$2,322,385			$2,329,085			$2,125,226

Liabilities and Stockholders' Equity
NOW accounts	$422,913	$108	0.10	$432,248	$107	0.10	$384,588	$89	0.09
Money market accounts	273,440	85	0.12	280,482	86	0.12	265,135	64	0.10
Savings accounts	262,573	46	0.07	265,066	40	0.06	257,808	40	0.06
Time deposits	389,037	1,077	1.10	392,779	1,025	1.05	401,999	931	0.92
Interest bearing deposits	1,347,963	1,316	0.39	1,370,575	1,258	0.37	1,309,530	1,124	0.34
Securities sold under repurchase agreements	32,800	4	0.05	35,652	4	0.05	31,892	1	0.01
Other short-term borrowings	72,065	220	1.19	58,572	146	0.99	22,174	22	0.39
Junior subordinated debentures	57,621	930	6.46	57,609	1,059	7.35	57,573	1,084	7.53
Senior notes	44,021	672	6.11	43,995	672	6.11	-	-	-
Subordinated debt	-	-	-	-	-	-	45,000	245	2.13
Notes payable and other borrowings	-	-	-	-	-	-	500	2	1.57
Total interest bearing liabilities	1,554,470	3,142	0.80	1,566,403	3,139	0.80	1,466,669	2,478	0.67
Noninterest bearing deposits	551,768	-	-	557,265	-	-	472,599	-	-
Other liabilities	19,395	-	-	18,047	-	-	15,539	-	-
Stockholders' equity	196,752	-	-	187,370	-	-	170,419	-	-
Total liabilities and stockholders' equity	$2,322,385			$2,329,085			$2,125,226
Net interest income (TE)		$20,182			$19,572			$15,467
Net interest income (TE)
to total earning assets			3.77			3.71			3.22
Interest bearing liabilities to earning assets	73.26%			74.04%			76.81%

1 Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 14 and includes fees of $722,000, $573,000 and $700,000 for the third quarter of 2017, the second quarter of 2017 and the third quarter of 2016, respectively. Nonaccrual loans are included in the above stated average balances. Tax equivalent basis is calculated using a marginal tax rate of 35%.

Tax equivalent net interest income increased $610,000 for the quarter ended September 30, 2017, as compared to the quarter ended June 30, 2017.  Quarterly average earning assets increased $6.4 million from the second quarter of 2017 to a total of $2.12 billion for the period ended September 30, 2017, while yield on earning assets increased 6 basis points.  Average loan growth, including loans held-for-sale, was $44.3 million for the period ended September 30, 2017, as compared to the quarter ended June 30, 2017, while the year over year third quarter average loans, including loans held-for-sale, increased $361.9 million.  This year over year growth was primarily due to the Talmer branch acquisition, which resulted in $221.0 million of purchased loans.  In addition, organic loan growth, driven by commercial portfolio originations, and a home equity loan portfolio purchase of $16.7 million occurred in the year over year period.

Growth in securities income in 2017 stemmed from portfolio repositioning to higher yielding tax exempt securities; in the first nine months of 2017, lower yielding securities were sold or called, and deposit growth was also utilized to fund the higher yielding securities purchases.  These security purchases, as well as a rising interest rate environment, drove an 8 basis point increase for total securities income in the third quarter of 2017 as compared to the second quarter of 2017, and a 103 basis point increase from the like 2016 quarter.

ASU 2017-08, which was adopted by the Company in the third quarter of 2017, requires the premium on callable debt securities to be amortized to the call date as compared to the contractual maturity date.  This ASU was adopted on a modified retrospective basis, which requires the Company to reflect its adoption effective January 1, 2017.  The effect of amortizing the premium over a shorter period negatively impacted the net interest margin for the first six months of 2017, and will continue to decrease future quarterly net interest income until the premium, which is $25.0 million as of September 30, 2017, is fully amortized.

The cost on interest bearing liabilities for the third quarter of 2017 remained unchanged from the second quarter of 2017, and increased by 13 basis points from the third quarter of 2016.  Total average deposits decreased in all categories during the third quarter 2017 from the linked quarter due to reductions in NOW and money market accounts.  However, significant growth in demand deposits in the year over year period as compared to interest bearing deposits has resulted in a lower cost of funds stemming from average deposits.  For the quarter ended September 30, 2017, average other short-term borrowings, which are Federal Home Loan Bank Chicago ( “FHLBC”) advances, increased by $13.5 million compared to the quarter ended June 30, 2017 and by $49.9 million as compared to the quarter ended September 30, 2016.  The repayment of the subordinated note and simultaneous issuance of senior debt in the fourth quarter of 2016 resulted in an overall increase to the cost of funds in the year over year period.  However, the growth in the yield on average earning assets more than offset this increase in the cost of funds, resulting in an overall increase of 55 basis points to net interest margin in the year over year period.

Noninterest Income

				3rd Quarter 2017
Noninterest Income	Quarters Ended			Percent Change From
(in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2017	2017	2016	2017	2016
Trust income	$1,468	$1,638	$1,403	(10.4)	4.6
Service charges on deposits	1,722	1,615	1,756	6.6	(1.9)
Residential mortgage banking revenue	1,547	1,711	2,789	(9.6)	(44.5)
Securities gain (loss), net	102	(131)	(1,959)	177.9	105.2
Increase in cash surrender value of BOLI	362	350	383	3.4	(5.5)
Debit card interchange income	1,075	1,081	1,013	(0.6)	6.1
Gain on disposal and transfer of fixed assets	-	12	-	N/M	N/M
Other income	1,567	1,041	1,209	50.5	29.6
Total noninterest income	$7,843	$7,317	$6,594	7.2	18.9

N/M - Not Meaningful

Of the noninterest income categories, other income experienced the largest increases on both a linked quarter and year over year basis, as shown above, primarily due to an increase in commercial swap fee income.  Security gains were realized in the third quarter of 2017, as compared to losses in prior periods presented; losses recorded in the prior year reflect security portfolio sales to fund the Talmer branch acquisition.  Mortgage banking revenue also continued to be negatively impacted by the rising interest rate environment in 2017.

Noninterest Expense

				3rd Quarter 2017
Noninterest Expense	Quarters Ended			Percent Change From
(in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2017	2017	2016	2017	2016
Salaries	$7,704	$7,972	$7,205	(3.4)	6.9
Bonus	1,114	854	521	30.4	113.8
Benefits and other	1,231	1,719	1,288	(28.4)	(4.4)
Total salaries and employee benefits	10,049	10,545	9,014	(4.7)	11.5
Occupancy, furniture and equipment expense	1,482	1,462	1,500	1.4	(1.2)
Computer and data processing	1,081	1,112	1,105	(2.8)	(2.2)
FDIC insurance	199	165	228	20.6	(12.7)
General bank insurance	246	264	269	(6.8)	(8.6)
Amortization of core deposit intangible asset	24	25	-	(4.0)	N/M
Advertising expense	255	452	430	(43.6)	(40.7)
Debit card interchange expense	285	399	363	(28.6)	(21.5)
Legal fees	162	184	242	(12.0)	(33.1)
Other real estate owned expense, net	680	539	426	26.2	59.6
Other expense	2,455	2,839	3,005	(13.5)	(18.3)
Total noninterest expense	$16,918	$17,986	$16,582	(5.9)	2.0
Efficiency ratio (defined below)	57.66%	64.03%	66.21%

N/M - Not Meaningful

The efficiency ratio shown in the table above is calculated as noninterest expense, excluding OREO expenses, amortization of core deposits and acquisition costs divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance.

Noninterest expense for the third quarter of 2017 decreased $1.1 million, or 5.9%, on a linked quarter basis but increased $336,000 or 2.0%, year over year.  The linked quarter decrease is primarily attributable to reductions in salaries and employee benefit costs as the prior quarter experienced certain one-time costs related to executive recruitment and relocation, as well as reduced advertising and debit card interchange expense. The year over year increase was driven by additional salaries and employee benefit costs primarily due to additional employees from the Talmer branch acquisition in late 2016; this negative variance was partially offset by a reduction in other expense stemming from a decrease in loan related costs.

Earning Assets

				September 30, 2017
Loans	As of			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2017	2017	2016	2017	2016
Commercial	$257,356	$256,760	$136,819	0.2	88.1
Real estate - commercial	739,136	706,103	617,280	4.7	19.7
Real estate - construction	94,868	93,661	28,786	1.3	229.6
Real estate - residential	419,583	398,170	357,846	5.4	17.3
Consumer	2,770	2,878	3,325	(3.8)	(16.7)
Overdraft	370	316	403	17.1	(8.2)
Lease financing receivables	69,305	70,138	47,215	(1.2)	46.8
Other	10,180	10,943	10,114	(7.0)	0.7
	1,593,568	1,538,969	1,201,788	3.5	32.6
Net deferred loan costs	623	678	1,064	(8.1)	(41.4)
Total loans	$1,594,191	$1,539,647	$1,202,852	3.5	32.5

Loans listed above were reclassified for September 30, 2016, to align with the credit quality disclosures for the year ended December 31, 2016.

Total loans increased by $54.5 million at the end of the third quarter of 2017 as compared to June 30, 2017, and $391.3 million as compared to the third quarter of 2016.  The Talmer branch acquisition of $221.0 million of new loans, organic loan growth experienced over the past year, primarily in real estate – commercial and residential, and a second quarter 2017 purchase of $16.7 million of home equity loans, resulted in the favorable variance to prior periods.  Growth was also experienced in the real estate-construction and lease financing receivables portfolios for the year to date and year over year periods, excluding the impact of the Talmer branch acquisition.

				September 30, 2017
Securities	As of			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2017	2017	2016	2017	2016
Securities available-for-sale, at fair value
U.S. Treasury	$3,990	$-	$-	N/M	N/M
U.S. government agencies	13,451	-	1,503	N/M	794.9
U.S. government agency mortgage-backed	11,030	20,846	43,723	(47.1)	(74.8)
States and political subdivisions	229,032	225,518	22,254	1.6	929.2
Corporate bonds	10,577	12,616	10,730	(16.2)	(1.4)
Collateralized mortgage obligations	80,386	100,913	204,390	(20.3)	(60.7)
Asset-backed securities	131,759	140,385	140,173	(6.1)	(6.0)
Collateralized loan obligations	53,259	67,949	108,284	(21.6)	(50.8)
Total securities available-for-sale	$533,484	$568,227	$531,057	(6.1)	0.5

N/M - Not Meaningful

The investment portfolio ended the third quarter of 2017 at $533.5 million, a decrease of $34.7 million from $568.2 million at June 30, 2017, but $2.4 million more than $531.1 million as of September 30, 2016.  During the fourth quarter of 2016 and during the 2017 year to date period, select collateralized mortgage obligations, mortgage-backed securities, and asset-backed securities were liquidated to allow for portfolio repositioning in favor of high quality state and municipal securities.  These sales resulted in $165,000 of net security losses in the first nine months of 2017, but the resultant security purchases with the funds from security sales and deposit growth impacted the net interest margin favorably as the funds were invested in higher yielding assets.  In addition, there was a significant decline in collateralized loan obligations (“CLOs”) during 2017 due to calls of a number of issues held by the Company.  This call activity occurred because the contractual spreads of the securities held in the portfolio were materially higher than those for newly-issued CLOs, which created a financial incentive for issuers to call existing CLO’s and re-use the underlying loan collateral for newly-created issues.

Asset Quality

				September 30, 2017
Nonperforming assets	As of			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2017	2017	2016	2017	2016
Nonaccrual loans	$14,124	$14,683	$16,736	(3.8)	(15.6)
Nonperforming troubled debt restructured loans accruing interest	978	935	161	4.6	507.5
Loans past due 90 days or more and still accruing interest	1,169	-	483	N/M	142.0
Total nonperforming loans	16,271	15,618	17,380	4.2	(6.4)
Other real estate owned	9,024	11,724	14,144	(23.0)	(36.2)
Total nonperforming assets	$25,295	$27,342	$31,524	(7.5)	(19.8)

30-89 days past due loans	$3,297	$6,088	$3,386
Nonaccrual loans to total loans	0.9%	1.0%	1.4%
Nonperforming loans to total loans	1.0%	1.0%	1.4%
Nonperforming assets to total loans plus OREO	1.6%	1.8%	2.6%

Allowance for loan losses	$16,465	$15,836	$14,983
Allowance for loan losses to loans	1.0%	1.0%	1.3%
Allowance for loan losses to nonaccrual loans	116.6%	107.9%	89.5%

N/M - Not Meaningful

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  Nonperforming loans to total loans of 1.0% remained unchanged in the third and second quarter of 2017 and a decrease compared to the third quarter of 2016, primarily due to the transfer of certain nonaccrual loans to OREO in 2017.  Nonperforming assets to total loans plus OREO also reflected a reduction due to the Talmer branch purchase, as well as the continued OREO liquidations and write-downs recorded in 2016 and 2017.  Finally, the allowance for loan losses to loans was 1.0% as of September 30, 2017, which is unchanged from second quarter 2017 and a decrease compared to the third quarter of 2016; the allowance excludes the purchase accounting credit marks recorded on the Talmer branch purchased loans.

				September 30, 2017
Classified loans	As of			Percent Change From
(dollars in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2017	2017	2016	2017	2016
Real estate-construction	$380	$397	$254	(4.3)	49.6
Real estate-residential:
Investor	648	843	1,171	(23.1)	(44.7)
Multifamily	4,757	4,824	-	(1.4)	N/M
Owner occupied	4,418	4,935	6,432	(10.5)	(31.3)
Revolving and junior liens	1,977	1,963	3,078	0.7	(35.8)
Real estate-commercial, nonfarm	7,633	7,494	13,220	1.9	(42.3)
Real estate-commercial, farm	2,495	1,305	1,801	91.2	38.5
Commercial	382	255	1,519	49.8	(74.9)
Leases	1,031	460	783	124.1	31.7
Consumer	8	9	1	(11.1)	N/M
Total classified loans	$23,729	$22,485	$28,259	5.5	(16.0)

N/M - Not Meaningful

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard, as shown above.  Classified loans totaled $23.7 million as of September 30, 2017, which reflects an increase of $1.2 million, or 5.5%, from prior quarter, and a decrease of $4.5 million, or 16.0%, from the like quarter of 2016.  This reduction is primarily due to an increase in total loans due to the Talmer branch acquisition, as well as success in remediating a number of classified loans.  Management’s review of the loan portfolio concluded that a $300,000 loan loss provision was necessary for the third quarter of 2017.  A loan loss provision of $750,000 was recorded in the second quarter of 2017; no provision expense was taken in the third quarter of 2016.

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Quarters Ended
(dollars in thousands)	September 30,	% of	June 30,	% of	September 30,	% of
	2017	Total[1]	2017	Total[1]	2016	Total[1]
Real estate-construction
Homebuilder	$-	-	$(1)	(0.2)	$(7)	(0.8)
Land	-	-	(48)	(7.3)	(2)	(0.2)
All other	8	(2.4)	(11)	(1.7)	(42)	(5.0)
Total real estate-construction	8	(2.4)	(60)	(9.2)	(51)	(6.0)
Real estate-residential
Investor	(28)	8.5	(16)	(2.4)	(3)	(0.4)
Multifamily	(17)	5.2	129	19.7	(13)	(1.5)
Owner occupied	(40)	12.2	723	110.4	(75)	(8.9)
Revolving and junior liens	(367)	111.5	(109)	(16.6)	112	13.3
Total real estate-residential	(452)	137.4	727	111.1	21	2.5
Real estate-commercial, nonfarm
Owner general purpose	-	-	(1)	(0.2)	-	-
Owner special purpose	-	-	(6)	(0.9)	(3)	(0.4)
Non-owner general purpose	(43)	13.1	(39)	(6.0)	132	15.7
Non-owner special purpose	-	-	-	-	636	75.8
Retail properties	22	(6.8)	4	0.6	-	-
Total real estate-commercial, nonfarm	(21)	6.3	(42)	(6.5)	765	91.1
Commercial	7	(2.1)	1	0.2	66	7.9
Leases	98	(29.8)	-	-	-	-
Consumer	37	(11.2)	34	5.2	43	5.1
Other	(6)	1.8	(5)	(0.8)	(5)	(0.6)
Net (recoveries) / charge-offs	$(329)	100.0	$655	100.0	$839	100.0

1 Represents the percentage of net charge-offs attributable to each category of loans.

Gross charge-offs for the quarter ended September 30, 2017, were $241,000 compared to $1.1 million for the quarter ended June 30, 2017, and $1.2 million for the like quarter of 2016.  Gross recoveries for the quarter ended September 30, 2017, were $570,000 compared to $411,000 for the quarter ended June 30, 2017, and $358,000 for the like quarter of 2016.  Continued recoveries are indicative of the ongoing aggressive efforts by management to effectively manage and resolve prior charge-offs.

Deposits

Total deposits were $1.89 billion at September 30, 2017, which reflects a decrease of $21.0 million compared to June 30, 2017, and an increase of $111.7 million from total deposits of $1.78 billion at September 30, 2016.  Demand deposits increased by $10.4 million for the quarter, while money markets, savings NOW and time balances decreased by $31.4 million.  Total time deposits or certificates of deposit reflected a decrease of $18.0 million in the first nine months of 2017.  Growth in the commercial loan portfolio has driven commercial demand deposits to a higher level in the third quarter of 2017.

Borrowings

As of September 30, 2017, the Bank had $125.0 million in FHLBC advances outstanding as compared to $75.0 million in FHLBC advances at June 30, 2017 and no FHLBC advances outstanding as of September 30, 2016.

The Company is indebted on senior notes totaling $44.0 million, net of deferred issuance costs, as of September 30, 2017.  The Company is also indebted on $57.6 million, net of deferred issuance costs, of junior subordinated debentures, which are related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  The Trust II issuance converted from fixed to floating rate at three month LIBOR plus 150 basis points on June 15, 2017.  Upon conversion to a floating rate, a cash flow hedge was initiated which resulted in the total interest rate paid on the debt of 4.30% for the third quarter 2017, as compared to the rate paid prior to June 15, 2017, of 6.77%.

Capital

	September 30,	June 30,	September 30,
	2017	2017	2016
The Company's common equity tier 1 capital ratio	8.88%	8.55%	10.68%
(minimum 4.5% for adequately capitalized)
The Company's tier 1 capital ratio	11.54%	11.06%	13.25%
(minimum 6.0% for adequately capitalized)
The Company's total capital ratio	12.46%	12.14%	15.42%
(minimum 8.0% for adequately capitalized)
The Company's tier 1 leverage ratio	9.69%	9.09%	9.32%
(minimum 4.0% for adequately capitalized)

As of September 30, 2017, the Bank’s common equity tier 1 capital ratio of 12.67% and total capital ratio of 13.52% exceeded the minimum capital ratios to be deemed “well capitalized.”

Non-GAAP Presentations: Management has historically disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed other non-GAAP measures in the discussion above and in the following tables.  The efficiency ratio is discussed in the noninterest expense presentation on page 5.  The tables on page 14 provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward-Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors and therefore the reader should not place undue reliance on such forward-looking statements.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward-looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Conference Call

The Company will host an earnings call on Thursday, October 19, 2017, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on October 26, 2017, by dialing 877-481-4010, using Conference ID: 20352.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(unaudited)
	September 30,	December 31,
	2017	2016
Assets
Cash and due from banks	$32,772	$33,805
Interest bearing deposits with financial institutions	14,730	13,529
Cash and cash equivalents	47,502	47,334
Securities available-for-sale, at fair value	533,484	531,838
Federal Home Loan Bank Chicago ("FHLBC") and Federal Reserve Bank Chicago ("FRBC") stock	10,393	7,918
Loans held-for-sale	1,641	4,918
Loans	1,594,191	1,478,809
Less: allowance for loan losses	16,465	16,158
Net loans	1,577,726	1,462,651
Premises and equipment, net	37,971	38,977
Other real estate owned	9,024	11,916
Mortgage servicing rights, net	6,684	6,489
Goodwill and core deposit intangible	8,944	9,018
Bank-owned life insurance ("BOLI")	61,403	60,332
Deferred tax assets, net	42,394	53,464
Other assets	23,241	16,333
Total assets	$2,360,407	$2,251,188

Liabilities
Deposits:
Noninterest bearing demand	$556,874	$513,688
Interest bearing:
Savings, NOW, and money market	947,969	950,849
Time	384,272	402,248
Total deposits	1,889,115	1,866,785
Securities sold under repurchase agreements	26,853	25,715
Other short-term borrowings	125,000	70,000
Junior subordinated debentures	57,627	57,591
Senior notes	44,033	43,998
Other liabilities	17,016	11,889
Total liabilities	2,159,644	2,075,978

Stockholders’ Equity
Common stock	34,626	34,534
Additional paid-in capital	117,458	116,653
Retained earnings	145,767	129,005
Accumulated other comprehensive loss	(632)	(8,762)
Treasury stock	(96,456)	(96,220)
Total stockholders’ equity	200,763	175,210
Total liabilities and stockholders’ equity	$2,360,407	$2,251,188

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)		(unaudited)
	Quarters Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Interest and dividend income
Loans, including fees	$18,208	$13,496	$52,202	$39,593
Loans held-for-sale	34	48	95	115
Securities:
Taxable	2,424	3,954	7,994	12,547
Tax exempt	1,628	180	4,188	579
Dividends from FHLBC and FRBC stock	94	83	271	251
Interest bearing deposits with financial institutions	37	64	91	98
Total interest and dividend income	22,425	17,825	64,841	53,183
Interest expense
Savings, NOW, and money market deposits	239	193	695	577
Time deposits	1,077	931	3,081	2,622
Other short-term borrowings	224	23	482	69
Junior subordinated debentures	930	1,084	3,073	3,251
Senior notes	672	-	2,017	-
Subordinated debt	-	245	-	727
Notes payable and other borrowings	-	2	-	6
Total interest expense	3,142	2,478	9,348	7,252
Net interest and dividend income	19,283	15,347	55,493	45,931
Provision for loan losses	300	-	1,050	-
Net interest and dividend income after provision for loan losses	18,983	15,347	54,443	45,931
Noninterest income
Trust income	1,468	1,403	4,564	4,274
Service charges on deposits	1,722	1,756	4,955	4,961
Secondary mortgage fees	195	322	594	795
Mortgage servicing rights mark to market loss	(194)	(147)	(756)	(1,921)
Mortgage servicing income	451	437	1,330	1,280
Net gain on sales of mortgage loans	1,095	2,177	3,715	5,031
Securities gain (loss), net	102	(1,959)	(165)	(2,020)
Increase in cash surrender value of BOLI	362	383	1,071	987
Debit card interchange income	1,075	1,013	3,131	3,009
Gain (loss) on disposal and transfer of fixed assets, net	-	-	10	(1)
Other income	1,567	1,209	3,739	3,751
Total noninterest income	7,843	6,594	22,188	20,146
Noninterest expense
Salaries and employee benefits	10,049	9,014	31,167	26,854
Occupancy, furniture and equipment	1,482	1,500	4,510	4,427
Computer and data processing	1,081	1,105	3,283	3,093
FDIC insurance	199	228	512	793
General bank insurance	246	269	780	839
Amortization of core deposit intangible	24	-	74	-
Advertising expense	255	430	1,093	1,212
Debit card interchange expense	285	363	1,033	1,186
Legal fees	162	242	450	594
Other real estate expense, net	680	426	1,928	2,043
Other expense	2,455	3,005	8,128	8,505
Total noninterest expense	16,918	16,582	52,958	49,546
Income before income taxes	9,908	5,359	23,673	16,531
Provision for income taxes	1,831	1,860	6,023	5,865
Net income	$8,077	$3,499	$17,650	$10,666

Basic earnings per share	$0.27	$0.12	$0.60	$0.36
Diluted earnings per share	0.27	0.12	0.59	0.36

Ending common shares outstanding	29,627,086	29,554,716	29,627,086	29,554,716
Weighted-average basic shares outstanding	29,627,086	29,554,716	29,591,811	29,524,796
Weighted-average diluted shares outstanding	30,103,609	29,838,182	30,019,365	29,828,430

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2016				2017
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Cash and due from banks	$27,813	$28,597	$41,344	$28,928	$33,585	$39,425	$31,028
Interest bearing deposits with financial institutions	15,513	12,048	50,054	54,865	12,121	11,938	11,685
Cash and cash equivalents	43,326	40,645	91,398	83,793	45,706	51,363	42,713

Securities available-for-sale, at fair value	486,924	684,179	659,890	533,233	563,897	586,686	548,432
Securities held-to-maturity, at amortized cost	246,772	80,899	-	-	-	-	-
FHLBC and FRBC stock	8,518	7,431	7,918	7,911	7,614	7,699	8,339
Loans held-for-sale	2,912	4,238	5,295	4,050	2,670	3,616	3,244
Loans	1,138,985	1,145,892	1,186,279	1,386,487	1,484,556	1,505,572	1,550,229
Less: allowance for loan losses	16,257	16,415	15,767	15,388	16,292	15,779	16,478
Net loans	1,122,728	1,129,477	1,170,512	1,371,099	1,468,264	1,489,793	1,533,751

Premises and equipment, net	39,416	39,143	39,191	39,129	38,917	38,395	38,098
Other real estate owned	18,760	16,906	14,888	14,008	13,464	12,596	10,688
Mortgage servicing rights, net	5,347	5,151	4,822	5,618	6,543	6,464	6,464
Goodwill and core deposit intangible	-	-	-	3,195	9,005	8,981	8,956
Bank-owned life insurance ("BOLI")	59,178	59,459	59,787	60,153	60,446	60,806	61,165
Deferred tax assets, net	65,210	61,768	57,692	55,902	52,747	48,459	45,635
Other assets	9,346	10,469	13,833	19,067	11,714	14,227	14,900
Total other assets	197,257	192,896	190,213	197,072	192,836	189,928	185,906
Total assets	$2,108,437	$2,139,765	$2,125,226	$2,197,158	$2,280,987	$2,329,085	$2,322,385

Liabilities
Deposits:
Noninterest bearing demand	$450,150	$472,450	$472,599	$510,161	$525,454	$557,265	$551,768
Interest bearing:
Savings, NOW, and money market	915,924	920,389	907,531	933,222	969,609	977,796	958,926
Time	407,743	402,912	401,999	404,507	394,388	392,779	389,037
Total deposits	1,773,817	1,795,751	1,782,129	1,847,890	1,889,451	1,927,840	1,899,731

Securities sold under repurchase agreements	35,776	37,433	31,892	31,019	29,805	35,652	32,800
Other short-term borrowings	27,802	28,187	22,174	27,940	56,111	58,572	72,065
Junior subordinated debentures	57,549	57,561	57,573	57,585	57,597	57,609	57,621
Senior Notes	-	-	-	8,155	43,978	43,995	44,021
Subordinated debt	45,000	45,000	45,000	36,685	-	-	-
Notes payable and other borrowings	500	500	500	408	-	-	-
Other liabilities	11,033	12,511	15,539	12,609	25,061	18,047	19,395
Total liabilities	1,951,477	1,976,943	1,954,807	2,022,291	2,102,003	2,141,715	2,125,633

Stockholders' equity
Common stock	34,427	34,505	34,533	34,533	34,451	34,577	34,626
Additional paid-in capital	115,945	116,065	116,365	116,537	116,747	117,077	117,340
Retained earnings	116,231	119,640	123,771	128,017	131,631	136,384	142,657
Accumulated other comprehensive loss	(13,677)	(11,241)	(8,030)	(8,000)	(7,692)	(4,310)	(1,415)
Treasury stock	(95,966)	(96,147)	(96,220)	(96,220)	(96,243)	(96,358)	(96,456)
Total stockholders' equity	156,960	162,822	170,419	174,867	178,894	187,370	196,752
Total liabilities and stockholders' equity	$2,108,437	$2,139,765	$2,125,226	$2,197,158	$2,280,897	$2,329,085	$2,322,385

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except share data, unaudited)

	2016				2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Interest and Dividend Income
Loans, including fees	$13,058	$13,039	$13,496	$16,426	$16,609	$17,385	$18,208
Loans held-for-sale	28	39	48	36	24	37	34
Securities:
Taxable	4,211	4,382	3,954	3,318	2,963	2,607	2,424
Tax exempt	179	220	180	263	912	1,648	1,628
Dividends from FHLB and FRBC stock	84	84	83	82	85	92	94
Interest bearing deposits with financial institutions	19	15	64	71	23	31	37
Total interest and dividend income	17,579	17,779	17,825	20,196	20,616	21,800	22,425
Interest Expense
Savings, NOW, and money market deposits	191	193	193	212	223	233	239
Time deposits	822	869	931	1,018	979	1,025	1,077
Other short-term borrowings	20	26	23	37	108	150	224
Junior subordinated debentures	1,084	1,083	1,084	1,083	1,084	1,059	930
Senior notes	-	-	-	112	673	672	672
Subordinated debt	239	243	245	222	-	-	-
Notes payable and other borrowings	2	2	2	2	-	-	-
Total interest expense	2,358	2,416	2,478	2,686	3,067	3,139	3,142
Net interest and dividend income	15,221	15,363	15,347	17,510	17,549	18,661	19,283
Provision for loan losses	-	-	-	750	-	750	300
Net interest and dividend income after reserve for loan losses	15,221	15,363	15,347	16,760	17,549	17,911	18,983
Noninterest Income
Trust income	1,369	1,502	1,403	1,396	1,458	1,638	1,468
Service charges on deposits	1,559	1,646	1,756	1,723	1,618	1,615	1,722
Secondary mortgage fees	193	280	322	243	176	223	195
Mortgage servicing rights mark to market (loss) gain	(1,041)	(733)	(147)	1,002	(133)	(429)	(194)
Mortgage servicing income	421	422	437	444	435	444	451
Net gain on sales of mortgage loans	1,212	1,642	2,177	1,312	1,147	1,473	1,095
Securities (loss) gain, net	(61)	-	(1,959)	(193)	(136)	(131)	102
Increase in cash surrender value of BOLI	285	319	383	296	359	350	362
Debit card interchange income	947	1,049	1,013	1,018	975	1,081	1,075
(Loss) gain on disposal and transfer of fixed assets	(1)	-	-	-	(2)	12	-
Other income	1,392	1,150	1,209	1,187	1,131	1,041	1,567
Total noninterest income	6,275	7,277	6,594	8,428	7,028	7,317	7,843
Noninterest Expense
Salaries and employee benefits	9,026	8,814	9,014	9,380	10,573	10,545	10,049
Occupancy, furniture and equipment	1,581	1,346	1,500	1,636	1,566	1,462	1,482
Computer and data processing	925	1,063	1,105	1,256	1,090	1,112	1,081
FDIC insurance	203	362	228	72	148	165	199
General bank insurance	298	272	269	270	270	264	246
Amortization of core deposit intangible	-	-	-	16	25	25	24
Advertising expense	347	435	430	421	386	452	255
Debit card interchange expense	203	620	363	269	349	399	285
Legal fees	161	191	242	206	104	184	162
Other real estate expense, net	738	879	426	700	709	539	680
Other expense	2,782	2,718	3,005	2,989	2,834	2,839	2,455
Total noninterest expense	16,264	16,700	16,582	17,215	18,054	17,986	16,918
Income before income taxes	5,232	5,940	5,359	7,973	6,523	7,242	9,908
Provision for income taxes	1,910	2,095	1,860	2,955	2,096	2,096	1,831
Net income	$3,322	$3,845	$3,499	$5,018	$4,427	$5,146	$8077

Basic earnings per share	$0.11	$0.13	$0.12	$0.17	$0.15	$0.17	$0.27
Diluted earnings per share	0.11	0.13	0.12	0.17	0.15	0.17	0.27

The table below provides a reconciliation of each non-GAAP tax equivalent measure to the most comparable GAAP measure for the periods indicated:

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Net Interest Margin
Interest income (GAAP)	$22,425	$21,800	$17,825	$64,841	$53,183
Taxable-equivalent adjustment:
Loans	23	23	23	68	70
Securities	876	888	97	2,255	312
Interest income (TE)	23,324	22,711	17,945	67,164	53,565
Interest expense (GAAP)	3,142	3,139	2,478	9,348	7,252
Net interest income (TE)	$20,182	$19,572	$15,467	$57,816	$46,313
Net interest income (GAAP)	$19,283	$18,661	$15,347	$55,493	$45,931
Average interest earning assets	$2,121,929	$2,115,511	$1,909,436	$2,102,952	$1,914,564
Net interest margin (GAAP)	3.61%	3.54%	3.20%	3.53%	3.20%
Net interest margin (TE)	3.77%	3.71%	3.22%	3.68%	3.23%

	Quarters Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Efficiency Ratio
Noninterest expense	$16,918	$17,986	$16,582
Less amortization of core deposit	24	25	-
Less other real estate expense, net	680	539	426
Less acquisition costs	-	-	115
Adjusted noninterest expense	16,214	17,422	16,041
Net interest income (GAAP)	19,283	18,661	15,347
Taxable-equivalent adjustment:
Loans	23	23	23
Securities	876	888	97
Net interest income (TE)	20,182	19,572	15,467
Noninterest income	7,843	7,317	6,594
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI (TE)	195	188	206
Noninterest income (TE)	8,038	7,505	6,800
Less securities gain (loss), net	102	(131)	(1,959)
Adjusted noninterest income, plus net interest income (TE)	$28,118	$27,208	$24,226
Efficiency ratio	57.66%	64.03%	66.21%